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                                                                     Exhibit 3.1
                                                                     -----------

                          SECOND AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                               C-QUENTIAL, INC.

     c-quential, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. The name of the Corporation is c-quential, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was March 16, 2000 (the "Original Certificate"). The Original Certificate was amended and restated by the filing of the Amended and Restated Certificate of Incorporation (the "Amended and Restated Certificate") with the Secretary of State of the State of Delaware on August 25, 2000.

     2. This Second Amended and Restated Certificate of Incorporation (the "Certificate") was duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law (the "DGCL").

     3. The text of the Amended and Restated Certificate is hereby amended and restated in its entirety to provide as herein set forth in full.

                                   ARTICLE I

                                     NAME
                                     ----

     The name of the Corporation is c-quential, Inc.

                                  ARTICLE II

                               REGISTERED OFFICE
                               -----------------

     The address of the Corporation's registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
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                                  ARTICLE III

                                   PURPOSES
                                   --------

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

                                  ARTICLE IV

                                 CAPITAL STOCK
                                 -------------

     The total number of shares of capital stock which the Corporation shall have authority to issue is Two Hundred Seventy Five Million (275,000,000) shares, of which (i) Two Hundred Million (200,000,000) shares shall be class A common stock, par value $.01 per share (the "Class A Common Stock"), Fifty Million (50,000,000) shares shall be class B common stock, par value $.01 per share (the "Class B Common Stock," and collectively with the Class A Common Stock, the "Common Stock") and (iii) Twenty Five Million (25,000,000) shares shall be a class designated as undesignated preferred stock, par value $.01 per share (the "Undesignated Preferred Stock").

     The number of authorized shares of the class of Undesignated Preferred Stock may from time to time be increased or decreased (but not below the number of shares outstanding) by the affirmative vote of the holders of shares of Class A Common Stock and Class B Common Stock representing a majority of the votes entitled to be cast by such shares, voting together as a single class, without a vote of the holders of the Undesignated Preferred Stock (except as otherwise provided in any certificate of designations of any series of Undesignated Preferred Stock).

     The powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, this Article IV.

                               A.  COMMON STOCK
                                   ------------

     1.   Dividends. Subject to the prior rights and preferences, if any,
          ---------
applicable to shares of the Undesignated Preferred Stock or any series thereof and except as provided by law or in this Article IV, the holders of shares of the Class A Common Stock and the Class B Common Stock shall be entitled to receive dividends (payable in cash, stock or otherwise), and the Corporation shall pay dividends on the Class A Common Stock and the Class B Common Stock, as, when and if declared by the Board of Directors out of any assets or funds of the Corporation legally available for the payment of dividends, in such amount and in such form as the Board of Directors may from time to time determine, provided, however, that such dividends, if any, shall be declared and paid to
--------  -------
the holders of Class A Common Stock and Class B Common Stock pro rata according to the number of shares of Class A Common Stock and Class B Common Stock held by such holder (with the outstanding Class A Common Stock

                                       2
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and Class B Common Stock being treated as a single class for this purpose). No dividend shall be declared or paid on the Class A Common Stock unless a dividend is also paid on the Class B Common Stock, and no dividend shall be declared or paid on the Class B Common Stock unless a dividend is also paid on the Class A Common Stock. Dividends consisting of shares of Class A Common Stock and Class B Common Stock shall be declared by the Board of Directors and shall be paid by the Corporation only as follows: (i) dividends consisting of shares of Class A Common Stock shall only be declared and paid to holders of shares of Class A Common Stock and dividends consisting of shares of Class B Common Stock shall only be declared and paid to holders of shares of Class B Common Stock; and (ii) the number of shares of Class B Common Stock declared and paid as a dividend with respect to each outstanding share of Class B Common Stock shall be equal to the number of shares of Class A Common Stock declared and paid as a dividend with respect to each outstanding share of Class A Common Stock.

     2.   Voting Rights. Subject to the prior rights and preferences, if any,
          -------------
applicable to shares of the Undesignated Preferred Stock or any series thereof and except as provided by law or in this Article IV, the holders of the Class A Common Stock and Class B Common Stock shall have the exclusive right to vote for the election of directors of the Corporation (the "Directors") and on all other matters requiring stockholder action; provided, however, that, except as
                                      --------  -------
otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate (or on any amendment to a certificate of designations of any series of Undesignated Preferred Stock) that alters or changes the powers, preferences, rights or other terms of any outstanding series of Undesignated Preferred Stock if the holders of such affected series are entitled to vote, either separately or together with the holders of one or more other such series, on such amendment pursuant to this Certificate (or pursuant to a certificate of designations of any series of Undesignated Preferred Stock) or pursuant to the DGCL. Except as otherwise required by law or in this Certificate, on each matter properly submitted to the stockholders of the Corporation for their vote, the Class A Common Stock and Class B Common Stock shall vote together as a single class. Each outstanding share of Class A Common Stock shall entitle the holder thereof to one (1) vote and each outstanding share of Class B Common Stock shall entitle the holder thereof to ten (10) votes.

     3.   Conversion of Shares of Class B Common Stock. Each share of Class B
          --------------------------------------------
 Common Stock shall automatically convert into Class A Common Stock on a share for share basis (subject to adjustment in the event of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction) upon a Disposition (as hereinafter defined) of such share of Class B Common Stock which (i) occurs after the fifth anniversary of the date of the consummation of the Corporation"s initial public offering of Common Stock and (ii) is made to a party (whether a natural person or an entity) other than (x) an ADL Stockholder (as hereinafter defined), (y) a party related to an ADL Stockholder in a manner described in Section 267(b) or 707(b) of the Internal Revenue Code of 1986, as amended (the "Code"), or (z) a party whose ownership of stock is attributed to an ADL Stockholder under
 Section 318 of the Code. Except as provided in the preceding sentence, shares of Class B Common Stock shall not convert into shares of Class A Common

                                       3
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Stock. For purposes of this paragraph, (A) the term "ADL Stockholder" means (1)
Arthur D. Little, Inc., a Massachusetts corporation ("ADL"), and (2) any party that owns stock of ADL, and (B) the term "Disposition" means any transfer, sale, exchange, gift or other disposition other than (1) a distribution or dividend by a corporation to a shareholder, (2) a distribution by a partnership to a partner, (3) a distribution by a trust to a beneficiary or (4) a distribution by an employee stock ownership plan to a plan participant or beneficiary.

     4.   Proportionate Adjustment. The Corporation may not effect a stock
          ------------------------
dividend, stock split, reverse stock split or other similar transaction with respect to the shares of Class A Common Stock or the shares of Class B Common Stock without at the same time effecting a proportionate stock dividend, stock split, reverse stock split or other similar transaction with respect to the shares of Class B Common Stock or Class A Common Stock, respectively.

     5.   Rights on Dissolution. Subject to the prior rights and preferences, if
          ---------------------
any, applicable to shares of the Undesignated Preferred Stock or any series thereof and except as provided by law or in this Article IV, in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of shares of the Class A Common Stock and Class B Common Stock then outstanding shall be entitled to receive the remaining property and assets of the Corporation pro rata according to the number of shares of Class A Common Stock and Class B Common Stock held by each holder with the outstanding Class A Common Stock and Class B Common Stock being treated as a single class of stock for this purpose.

                       B.  UNDESIGNATED PREFERRED STOCK
                           ----------------------------

     The Board of Directors or any authorized committee thereof is expressly authorized, to the fullest extent permitted by law, to provide for the issuance of the shares of Undesignated Preferred Stock in one or more series of such stock, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares of each such series, and to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof.

                                   ARTICLE V

                              STOCKHOLDER ACTION
                              ------------------

     1.   Action Without Meeting. Except as otherwise provided in this
          ----------------------
Certificate, any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.

                                       4
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     2.   Special Meetings.  Except as otherwise required by statute and subject
          ----------------
to the rights, if any, of the holders of any series of Undesignated Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

                                 ARTICLE VI

                                 DIRECTORS
                                 ---------

     1.   General. The business and affairs of the Corporation shall be managed
          -------
by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

     2.   Election of Directors. Election of Directors need not be by written
          ---------------------
ballot unless the By-laws of the Corporation (the "By-laws") shall so provide.

     3.   Number of Directors; Term of Office. The number of Directors of the
          -----------------------------------
Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The Directors, other than those who may be elected by the holders of any series of Undesignated Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as reasonably possible. The initial Class I Directors shall be Frank E. Weise and Gerhard Schulmeyer and shall serve for a term expiring at the annual meeting of stockholders to be held in 2001; the initial Class II Directors shall be George H. Heilmeier and Lorenzo
C. Lamadrid and shall serve for a term expiring at the annual meeting of stockholders to be held in 2002; and the initial Class III Directors shall be Rudolf Fischer and Carl J. Yankowski and shall serve for a term expiring at the annual meeting of stockholders to be held in 2003. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal.

     Notwithstanding the foregoing, whenever, pursuant to the provisions of
Article IV of this Certificate, the holders of any one or more series of Undesignated Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificate of designations applicable thereto.

     4.   Vacancies. Subject to the rights, if any, of the holders of any series
          ---------
of Undesignated Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, and not by the stockholders. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified or until his or her earlier resignation or removal. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall, subject to Article VI.3 of this Certificate, determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in
                                          --------  -------
the number of Directors shall shorten the term of any incumbent Director.

     5.   Removal. Subject to the rights, if any, of any series of Undesignated
          -------
Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of the holders of not less than 75% of the total voting power represented by the shares of the Common Stock outstanding and entitled to vote at an election of Directors. At least forty-five (45) days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the Director whose removal will be considered at the meeting.


                                  ARTICLE VII

                            LIMITATION OF LIABILITY
                            -----------------------

     A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (a) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

     Any repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a Director at the time of such repeal or modification.

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                                 ARTICLE VIII

                             AMENDMENT OF BY-LAWS
                             --------------------

     1.   Amendment by Directors. Except as otherwise provided by law, the By-
          ----------------------
laws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Directors then in office.

     2.   Amendment by Stockholders. The By-laws of the Corporation may be
          -------------------------
amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose as provided in the By-laws, by the affirmative vote of the holders of not less than 66 2/3% of the total voting power represented by the shares of the Common Stock present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal; provided, however, that if the Board of Directors recommends that
        --------  -------
stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the holders of a majority of the total voting power represented by the shares of the Common Stock present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal.


                                  ARTICLE IX

                   AMENDMENT OF CERTIFICATE OF INCORPORATION
                   -----------------------------------------

     The Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation. Whenever any vote of the holders of voting stock is required to amend or repeal any provision of this Certificate, and in addition to any other vote of holders of voting stock that is required by this Certificate or by law, such amendment or repeal shall require the affirmative vote of the holders of a majority of the total voting power represented by the shares of the Common Stock outstanding and entitled to vote on such amendment or repeal, and the affirmative vote of the holders of a majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose; provided, however, that the
                                                --------  -------
affirmative vote of the holders of not less than 66 2/3% of the total voting power represented by the shares of the Common Stock outstanding and entitled to vote on such amendment or repeal, and the affirmative vote of the holders of not less than 66 2/3% of the total voting power outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of Article V, Article VI, Article VII or Article IX of this Certificate.

                                 [End of Text]

     THIS SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION is executed as of this ___ day of October, 2000.


                                    c-quential, Inc.


                                    By:______________________________
                                       Name:  ____________________
                                       Title: ____________________

     THIS SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION is executed as of this ____ day of October, 2000.

                                    c-quential, Inc.


                                    By: /s/ Rudolf Fischer
                                       -----------------------------------------
                                       Name:   Rudolf Fischer
                                       Title:  Chief Executive Officer